UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2026

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of the Adoption of the First BanCorp 2026 Omnibus Incentive Plan

At the Annual Meeting of Stockholders of First BanCorp (the “Corporation”) held on May 6, 2026, the Corporation’s stockholders approved the adoption of the First BanCorp 2026 Omnibus Incentive Plan (the “2026 Omnibus Incentive Plan”), which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to the Corporation’s or its affiliates’ officers, employees, and nonemployee directors. There are 5,000,000 shares of the Corporation’s common stock available for issuance pursuant to awards granted under the 2026 Omnibus Incentive Plan in addition to any forfeited shares of common stock subject to outstanding awards granted under the First BanCorp 2016 Omnibus Incentive Plan (the “prior plan”) that are payable in shares and that are forfeited or otherwise terminate on or after May 6, 2026 without the delivery of shares of common stock. No new awards will be made under the prior plan. The 2026 Omnibus Incentive Plan previously had been approved, subject to stockholder approval, by the Corporation’s Board of Directors on March 19, 2026 and will be administered by the Compensation Committee of the Corporation’s Board.

A description of the material terms of the 2026 Omnibus Incentive Plan can be found in “Proposal No. 2 – Adoption of the First BanCorp 2026 Omnibus Incentive Plan” of the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2026 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description and the description incorporated by reference from the Proxy Statement are qualified in their entireties by reference to the complete text of the 2026 Omnibus Incentive Plan, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of the Corporation held on May 6, 2026, the Corporation’s stockholders voted on the following proposals, which are described in more detail in the Corporation’s Proxy Statement. The voting results are as follows:

Proposal 1 – Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained

Juan Acosta Reboyras	133,131,685	2,492,818	52,410
Aurelio Alemán	133,994,286	1,627,091	55,536
Luz A. Crespo	131,748,820	3,875,113	52,980
Tracey Dedrick	135,020,841	603,154	52,918
Patricia M. Eaves	133,609,818	1,377,263	689,832
Daniel E. Frye	134,888,678	735,050	53,185
John A. Heffern	135,032,607	591,127	53,179
Roberto R. Herencia	99,373,785	36,134,938	168,190
Félix M. Villamil	135,051,354	572,964	52,595

Broker Non-Vote 8,016,633 shares for each director.

As a result of the vote disclosed above, each of the nine director nominees listed above was duly elected to serve for a one-year term expiring at the Corporation’s 2027 Annual Meeting of Stockholders.

Proposal 2 – Adoption of the 2026 Omnibus Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

126,365,168	9,200,055	111,690	8,016,633

As a result of the vote disclosed above, the 2026 Omnibus Incentive Plan was duly approved by the stockholders of the Corporation.

Proposal 3 – Non-binding Approval of 2025 Executive Compensation of the Corporation’s named executive officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

130,973,880	4,597,065	105,968	8,016,633

As a result of the vote disclosed above, the non-binding, advisory resolution to approve the Corporation’s named executive officer compensation as reported in the Proxy Statement was duly approved by the stockholders of the Company.

Proposal 4 – Ratify the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2026

Votes For	Votes Against	Votes Abstained

142,700,312	917,545	75,689

As a result of the vote disclosed above, the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was duly ratified by the stockholders of the Corporation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description of Exhibit

10.1	First BanCorp 2026 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026	First BanCorp.

	By:	/s/ Sara Alvarez
	Name:	Sara Alvarez
	Title:	EVP and General Counsel